COMPX ANNOUNCES INCREASE IN QUARTERLY DIVIDEND

DALLAS, TEXAS . . . February 28, 2024 . . . CompX International Inc. (NYSE American:  CIX) announced today a $0.05 per share increase in its regular quarterly dividend.  CompX’s board of directors has declared a regular quarterly dividend of thirty cents ($0.30) per share on its class A common stock, payable on March 19, 2024 to stockholders of record at the close of business on March 11, 2024.

CompX is a leading manufacturer of security products and recreational marine components.

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Investor Relations Contact

Bryan A. Hanley

Senior Vice President and Treasurer

Tel. 972-233-1700